Exhibit 99.2

Milost Equity Subscription Agreement

Term Sheet

Date: February 07th, 2018

ROYAL SYSTEMS & SERVICES LIMITED

No 6 off Filbert Street,

Akokofoto — Dansoman, Accra, Ghana

Attn: Samuel Quadjie - CEO

Dear Mr. Samuel Quadjie,

SUBJECT TO CONTRACT AND EXPIRES FEBRUARY 9th, 2018, 5PM EST

This financing proposal is submitted for discussion purposes only. This is not a commitment, and Milost Global Inc. reserves the right to withdraw this proposal at any time. The Investor will be bound only if and when definitive documentation governing the proposed financing is executed.

Company:	Royal Systems & Services Limited

Investor:	Milost Global Inc.

Securities:	Ordinary Shares

Term:	3 years from the date of signing definitive documentation ("Signing")

Total Commitment:	USD 80,000,000.00 (United States Dollars Eighty Million Only)—USD 30,000,000 in Equity and USD 50,000,000 in Convertible Notes ("Note(s)").

Structure:	The Investment will be made in the form of a Milost Equity Subscription Agreement ("MESA"). This MESA, subject to certain restrictions, can be drawn down at the Company's option with the Company issuing shares to the Investor in return for funds. The Company controls the timing of any draw down.

Use of Proceeds:	To fund Working Capital, Development and Growth

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Draw Down:	At any time, the Company may, in its sole discretion, issue a "Draw Down Notice" but at no time shall the Equity tranches exceed USD 5,000,000 (with the exception of the first tranche of USD 10,000,000.00, once the Company is listed in a US recognized Stock Exchange) and the Note tranches exceed USD 3,000,000. There is no set time limit between draw downs.

After the initial Equity Draw Down, the Company will appoint a Milost approved member as the investor's representative to the Board of the Company and an independent director at the choice of the Investor as the second, and last Investor representative will be appointed to the Board of the Company after a total of USD 7 million has been Drawn Down by the Company against the Total Equity Component. Once the Investor owns at least 70% of the total outstanding share capital of the Company, the Company can select to issue notices for Note Draw Downs, subject to the Draw Down limitations contained herein.

Pricing:	The Investor agrees to honor Draw Down requests from the Company, both the Investor and the Company agree to a Purchase Price which will be as follows:

Equity

a)	An Equity Draw Down will be priced at the 5 day Volume Weighted Average Price of the Company's shares as traded on the US recognize Stock Exchange on the business day preceding the Draw Down Notice on each Equity Draw Down ("Equity Purchase Price"); and
b)	Should the share price not reach and settle for at least 3 business days at or above the Equity Purchase Price by 90th business days from the date of the Equity Draw Down Payment, the Company will recognize to the Investor a discount of twenty percent (20%) on the Equity Purchase Price and the variance between the Equity Purchase Price and the market price (i.e. closing price) at 90 days from the date of the Draw Down Payments ("Discounted Price"), provided that the Discounted Price shall not be more than a 20% discount on the 30-day Volume Weighted Average Price of the Company's shares prior to the issue of the Draw Down Notice;
c)	The Discounted Price will be defrayed in additional Ordinary Shares to be issued at the Discounted Price; and

Notes:

a)	The conversion Price of a Notes Draw Down will be calculated at the 5 day Volume Weighted Average Price on the business day preceding the Draw Down Notice plus 50% on each Note draw Down ("Notes Purchase Price"), and
b)	the said Convertible Notes will be convertible to equity at the option of the Investor on when the Company share price reaches or settles at or above the Purchase Price, otherwise, the same will be convertible at any point when the Share Price falls below 50% of the 5 day Volume Weighted Average Price right before the addition of the premium.
c)	the Convertible Notes will bear an annual simple interest rate of 5% payable in cash on a Monthly/annual basis

Conditions:

a)	The Company will have sufficient authorized capital to satisfy each Draw Down Notice.
b)	The Investor may terminate this Draw Down facility if a Material Adverse Effect or a Material Change in Ownership has occurred.
c)	The Company shall pay Milost Global Inc. a Commitment Fee equal to five percent (5.0%) of the Total Equity Component (TEC) within 10 days before the Company' shares are admitted to trade.
d)	The Company shall pay Milost Global Inc. a Commitment Fee equal to seven percent (7.0%) of each Notes Drawn Down, payable in cash within 5 (five) business days of receipt of the Draw Down proceeds by the Company
e)	This offer and subsequent legal agreements will be subject to the approval of the board of directors of the Company and, where applicable, the US recognized Stock Exchange, Federal Reserve Bank, the SEC, and shareholders of the Company. It is specifically recorded that all payments to Milost Global Inc., whether in shares or in cash, will be subject to Federal Reserve Bank approval.
f)	Document Preparation and Due Diligence Fee following the execution of the Documentation, the Company shall pay any legal and due diligence fees, provided that such fees shall not exceed $50,000 in total. This shall be offset from the first draw down.

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Documentation

The definitive documentation shall contain such additional and Supplementary provisions, including without limitation, representations, warranties, covenants, agreements and remedies, as are appropriate to preserve and protect the economic benefits intended to be conveyed to the Investor pursuant hereto. This will include full indemnification of the Investor for any breach by the Company of the definitive documentation, including a failure to deliver or list the Ordinary Shares within the specified period.

Certain Definitions

"Material Adverse Effect"	Shall mean any effect on the business, operations, properties, financial condition, or prospects of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken and/or any condition, circumstance or situation that would prohibit or otherwise interfere with the ability of the Company to enter into, and perform any of its obligations under the Documentation in any material respect.

"Equity Purchase Price"	The 5day Volume Weighted Average Price of the Company's shares as traded on the exchange on the business day preceding the Draw Down Notice on each Equity Draw Down.

"Notes Purchase Price"	The conversion Price of Notes Draw Down will be calculated at the 5 day Volume Weighted Average Price on the business day preceding each Draw Down Notice plus 50% on each Note draw Down

"Trading of Shares"	The Parties agree that it is in the common interest that the price of the shares in the Company stays at a high level. For this reason, the Investor undertakes not to engage in any practices, such as short selling or market manipulation, that could have a negative impact on the share price.

Exclusivity

This MESA is the only Share Subscription (defined as an issue of shares to financial investors structured over time with each tranche and draw down made at the discretion of the Company), which the Company is currently negotiating. The Company agrees not to enter into a new Share Subscription Facility Agreement with any investors other than Milost Global Inc. from the date of the MESA Term Sheet until the close of Documentation for Mesa.

Confidentiality

The Company agrees to keep this term sheet and its contents confidential and not to disseminate it to, or discuss it with, any third party (other than the Company's legal and financial advisors, who shall be informed of the confidential nature of this document) without the prior express written consent of Investor, unless the Company is required to make an announcement in accordance with the SEC Listings Requirements, as amended or the requirements of any other regulatory body.

Except for the Confidentiality Provision, Exclusivity Provision and the Document Preparation Fee, this confidential term sheet is non-binding and closing is subject to mutual agreement of final documentation between the Company and Investor.

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Agreed and Accepted:

By the Company:	By the Investor:

By: /s/ Samuel Quadjie	By: /s/ Solly Asibey
Mr. Samuel Quadjie	Mr. Solly Asibey
Chief Executive Officer	Chief Investment Officer

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